Exhibit 10.12

NPC INTERNATIONAL, INC.

(a Kansas corporation)

9½% Senior Subordinated Notes due 2014

PURCHASE AGREEMENT

Dated:  April 25, 2006

NPC INTERNATIONAL, INC.
(a Kansas corporation)

$175,000,000
9½% Senior Subordinated Notes due 2014

PURCHASE AGREEMENT

April 25, 2006

MERRILL LYNCH & CO.
J.P. MORGAN SECURITIES INC.
c/o Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
               as Representatives of the several Initial Purchasers

4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

NPC International, Inc., a Kansas corporation (the “Company”), and the guarantor listed on Schedule C attached hereto (the “Guarantor”; and together with the Company, the “Issuers”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and J.P. Morgan Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $175,000,000 aggregate principal amount of the Company’s 9½% Senior Subordinated Notes due 2014 (the “Notes”), which are to be unconditionally guaranteed on a senior subordinated basis (the “Guarantee”; and together with the Notes, the “Securities”) by the Guarantor.  The Securities are to be issued pursuant to an indenture dated as of May 3, 2006 (the “Indenture”) between the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement (the “DTC Agreement”) between the Company and DTC.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered.  The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)) or if such sale is not subject to such registration requirements in accordance with Regulation S (“Regulation S”) under the 1933 Act.

The holders of the Securities will be entitled to the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date (as defined below), among the Issuers and the Initial Purchasers, pursuant to which the Issuers will agree to register under the 1933 Act another series of debt securities of the Company with terms identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities, subject to the terms and conditions therein specified.

The Company has (i) prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated April 11, 2006 (the “Preliminary Offering Memorandum”) and the final pricing term sheet, in the form attached hereto as Exhibit A (the “Pricing Supplement”) and (ii) has prepared and will deliver to each Initial Purchaser, as soon as practicable but in no event later than two business days prior to the Closing Date, copies of a final offering memorandum dated April 25, 2006 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.  “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

SECTION 1.           Representations and Warranties by the Company.

(a)           Representations and Warranties.  Each Issuer jointly and severally represents and warrants to each Initial Purchaser as of the date hereof and as of Closing Time, and agrees with each Initial Purchaser, as follows:

(i)      Disclosure Package and Final Offering Memorandum.  As of the Applicable Time (as defined below), neither (x) the Preliminary Offering Memorandum as of the Applicable Time as supplemented by the Pricing Supplement, that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  “Applicable Time” means 5:00 p.m. (New York City time) on April 25, 2006 or such other time as agreed by the Company and Merrill Lynch.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto, including, without limitation, any road show relating to the Securities that constitutes such a written communication.

As of its issue date and as of the Closing Time, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use therein.

(ii)     Independent Accountants.  KPMG, LLP, the accountants who reported on the financial statements included in the Disclosure Package and the Final Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”).

(iii)    Financial Statements.  The financial statements, together with the related notes, included in the Disclosure Package and the Final Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The selected financial data and the summary financial information included in the Disclosure Package and the Final Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and Final Offering Memorandum (except as otherwise noted therein).   The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Disclosure Package and the Final Offering Memorandum present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv)    No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(v)     Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)    Good Standing of Guarantor.  Except for any subsidiaries for which the Company has executed all corporate procedures to institute a dissolution, the Company has no subsidiaries other than the Guarantor and NPC Bar Management, Inc., a Texas corporation.  The Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Guarantor was issued in violation of any preemptive or similar rights of any securityholder of the Guarantor.

(vii)   Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the financial statements, including the schedules and notes, included in the Disclosure Package and the Final Offering Memorandum under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Final Offering Memorandum).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)    Authorization of the Indenture.  At the Closing Time, the Indenture will be duly authorized by each Issuer and, when executed and delivered by each Issuer and the Trustee, will constitute a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x)     Authorization of the Securities.  At the Closing Time, the Securities will be duly authorized and, at Closing Time, will have been duly executed by the Issuers and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xi)    Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to descriptions thereof contained in the Disclosure Package and in the Final Offering Memorandum.

(xii)   Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by any of the Issuers in connection with the transactions contemplated hereby or thereby or in the Disclosure Package or the Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Issuers with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances as are disclosed in both the Disclosure Package and the Final Offering Memorandum or that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiii)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.

(xiv)  Absence of Proceedings.  Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv)   Absence of Manipulation.  Except for any Initial Purchaser, no Issuer nor any affiliate of any Issuer has taken, nor will any Issuer or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.

(xvi)  Possession of Intellectual Property.  Except as otherwise disclosed in both the Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)  Absence of Further Requirements.  Assuming compliance by the purchasers of the Securities with the representations, warranties, covenants and agreements set forth in Section 6 hereof and the transfer restrictions set forth in the Offering Memorandum by parties other than the Issuers, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Issuers, except such as have been already obtained or are disclosed in the Disclosure Package and the Final Offering Memorandum and except for the registration of the Exchange Securities under the 1933 Act.

(xviii)  Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)   Title to Property.  The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Final Offering Memorandum as owned by the Company and its subsidiaries and hold valid leases on all real property and buildings held under lease by the Company and its subsidiaries as described in the Disclosure Package and the Final Offering Memorandum, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in both the Disclosure Package and the Final Offering Memorandum or (b) do not, individually or in the aggregate result in a Material Adverse Effect; and except as would not result in a Material Adverse Effect all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx)    Environmental Laws.  Except as described in both the Disclosure Package and the Final Offering Memorandum and except such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(xxi)   Accounting Controls.  The Company (on a consolidated basis) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii)  Payment of Taxes.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed or extensions relating to such returns have been timely filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all tax returns or extensions relating to such returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxiii)  Insurance.  Except as described in the Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers (other than with respect to insurers providing insurance the loss of which would not result in a Material Adverse Effect), in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxiv)  Statistical and Market-Related Data.  Any statistical and market-related data included in the Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(xxv) Investment Company Act.  Each Issuer is not required, and upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)  Similar Offerings.  No Issuer nor any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxvii)  Rule 144A Eligibility.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the “1934 Act”), or quoted in a U.S. automated interdealer quotation system.

(xxviii) No General Solicitation or Directed Selling Efforts.  No Issuer nor any of their respective Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or by means of any directed selling efforts within the meaning of Rule 902 under the 1933 Act and the Issuers, any affiliate of the Issuers and any person acting on their behalf have complied with and will implement the “offering restrictions” requirements of Regulation S.

(xxix) No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 6 hereof, and the compliance by the purchasers of the Securities with the offering and transfer procedures and restrictions described in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”), except any registration or qualification in connection with the Exchange Securities.

(xxx)  Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Issuers or any affiliate of such Issuer, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand, which is required by the 1933 Act or by the 1933 Regulations to be described in a registration statement on Form S-1 which is not so described or is not described as required in the Offering Memorandum.

(xxxii)   Suppliers.  No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments to the Company or any of its subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not reasonably be expected to result in a Material Adverse Effect.

(xxxiii)    Senior Indebtedness.  No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Initial Purchasers; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Shearman & Sterling LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the 6th business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them.  It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Merrill Lynch, individually and not as Representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c)           Denominations; Registration.  Certificates for the Securities shall be in such denominations ($2,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before Closing Time.  The certificates representing the Securities shall be made available for examination by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to Closing Time.

SECTION 3.           Covenants of the Issuers.  Each Issuer jointly and severally covenants with each Initial Purchaser as follows:

(a)           Offering Memorandum and Pricing Supplement.  The Company, as promptly as possible, shall furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum, any Supplemental Offering Materials, the Pricing Supplement and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b)           Notice and Effect of Material Events.  Prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, the Company shall immediately notify each Initial Purchaser, and confirm such notice in writing, of any material changes, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise which (i) makes any statement in the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) is not disclosed in both the Disclosure Package and the Final Offering Memorandum.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c)           Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials.  The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Representatives, which consent shall not be unreasonably withheld.  Neither the consent of the Representatives nor the Initial Purchasers’ delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.  The Company will prepare the Pricing Supplement, in form and substance satisfactory to the Representatives, and shall furnish as soon as practicable after the execution of this Agreement and prior to the Applicable Time to each Initial Purchaser, without charge, as many copies of the Pricing Supplement as such Initial Purchaser may reasonably request.  Each Issuer represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

(d)           Qualification of Securities for Offer and Sale.  The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers  may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)           Rating of Securities.  The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

(f)            DTC.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Final Offering Memorandum under “Use of Proceeds”.

(h)           Restriction on Sale of Securities.  During a period of 90 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the offered Securities or such other debt securities (other than the Exchange Securities).

(i)            PORTAL Designation.  The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(j)            Market-Maker Registration Statement.  The Issuers will make all necessary filings with the Commission and state regulatory authorities as may be necessary in order to enable Merrill Lynch to make a market in the Securities for so long as Merrill Lynch is advised by its counsel that such filings are required to be delivered in connection with a sale of the Securities by Merrill Lynch in connection with market-making activities.

SECTION 4.           Payment of Expenses.

                                Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Indenture, including, without limitation (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Disclosure Package or any Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto or of any Supplemental Offering Material, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial

Purchasers in connection therewith and in connection with the preparation of the a “Blue Sky” survey, any supplement thereto, up to $5,000 (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vi) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that the Initial Purchasers will pay one-half the cost of any chartered aircraft, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.  It is understood, however, that except as provided in this Section 4 or Sections 7, 8 or 10 hereof, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel.

SECTION 5.           Conditions of Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof and in certificates of any officer of any Issuer delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Opinion of Counsel for Company and the Guarantor.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit B.  At the Closing Time, the Representatives shall have received favorable opinion of Stinson Morrison Heckler LLP, Kansas counsel to the Company, to the effect set forth in Exhibit C, and Richards, Layton & Finger P.A., Delaware counsel to the Guarantor, to the effect set forth in Exhibit D.

(b)           Opinion of Counsel for Initial Purchasers.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuers and certificates of public officials.

(c)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the date as of which information is given in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,  (iii) each Issuer is solvent and (iv) the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

(d)           Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Offering Memorandum.

(e)           Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(f)            Maintenance of Rating.  Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(g)           PORTAL.  At Closing Time, the Securities shall have been designated for trading on PORTAL.

(h)           Indenture.  At Closing Time, the Representatives shall have received a copy of the Indenture, in form and substance reasonably satisfactory to the Representatives, executed by the Issuers and the Trustee, and such agreement shall be in full force and effect.

(i)            Registration Rights Agreement.  At Closing Time, the Representatives shall have received a copy of the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representatives, executed by the Issuers and each Initial Purchaser.

(j)            Additional Documents.  At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

(k)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

(l)            Concurrent Transactions.  At the Closing Time, the new senior secured credit agreement (as described in the Offering Memorandum) shall have been executed on the terms as set forth in the Offering Memorandum.  At the Closing Time, the Acquisition (as defined in the Offering Memorandum) (expect for the compensation portion thereof), shall have been consummated on the terms as set forth in the Offering Memorandum.

SECTION 6.           Subsequent Offers and Resales of the Securities.

(a)           Offer and Sale Procedures.  Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)      Offers and Sales.  Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.  Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

(ii)     No General Solicitation.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii)    Purchases by Non-Bank Fiduciaries.  In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”) or a non-U.S. person outside the United States.

(iv)    Subsequent Purchaser Notification.  Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v)     Minimum Principal Amount.  No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $2,000 principal amount and no Security will be issued in a smaller principal amount.  If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $2,000 principal amount of the Securities.

(b)           Covenants of the Issuers.  Each of the Issuers, jointly and severally covenants with each Initial Purchaser as follows:

(i)      Integration.  The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(ii)     Rule 144A Information.  The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii)    Restriction on Repurchases.  Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c)           Qualified Institutional Buyer.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(d)           Resale Pursuant to Rule 903 of Regulation S or Rule 144A.  Each Initial Purchaser understands that the offered Securities have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act.  Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act.  Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S.  Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of offered Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases offered Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act.  Terms used above have the meaning given to them by Regulation S.”

Terms used in the above paragraph have the meanings given to them by Regulation S.

SECTION 7.           Indemnification.

(a)           Indemnification of Initial Purchasers.  The Issuers agree jointly and severally to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Disclosure Package, the Final Offering Memorandum or in any Supplemental Offering Materials.

(b)           Indemnification of the Issuers.  Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use therein.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.           Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.         Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.         Default by One or More of the Initial Purchasers.  If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b)           if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.  As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section.

SECTION 12.                          Conditions to the Issuers’ Obligations.  The obligations of the Issuers’ set forth in this Agreement are subject to the following condition:

                At the Closing Time, the new senior secured credit agreement (as described in the Offering Memorandum) shall have been executed on the terms as set forth in the Offering Memorandum.  At the Closing Time, the Acquisition (as defined in the Offering Memorandum) (expect for the compensation portion thereof), shall have been consummated on the terms as set forth in the Offering Memorandum.

SECTION 13.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Initial Purchasers shall be directed to the Representatives, c/o Merrill Lynch, Pierce, Fenner & Smith at 4 World Financial Center, New York, New York 10080, attention of Michael Barrish, Robert Innocentin and David Kocon, notices to the Company shall be directed to it at 14400 College Blvd., Ste. 201, Lenexa, KS 66215, attention of Troy Cook.

SECTION 14.         No Advisory or Fiduciary Relationship.  Each Issuer acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of any Issuer, or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of any Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising any Issuer on other matters) and no Initial Purchaser has any obligation to any Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Issuers, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.         Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers (or any of them) and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

SECTION 16.         Parties.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.         TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Name: Troy D. Cook
Title: Senior Vice President

NPC MANAGEMENT, INC.

By:	/s/ Troy D. Cook
Name: Troy D. Cook
Title: Senior Vice President

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

J.P. MORGAN SECURITIES INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH

                                INCORPORATED

By:	/s/ Michael Barrish
Name: Michael Barrish
Title: Vice President

By: J.P. MORGAN SECURITIES INC.

By:	/s/ Stathis Karanikolaidis
Name: Stathis Karanikolaidis
Title: Vice President

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities
Merrill Lynch Pierce, Fenner & Smith Incorporated	$78,759,000.00
J.P. Morgan Securities Inc.	78,750,000.00
Banc of America Securities LLC	17,500,000.00

Total	$175,000,000

Sch. A-1

SCHEDULE B

NPC INTERNATIONAL, INC.
$175,000,000 9½% Senior Subordinated Notes

1.             The initial public offering price of the Securities shall be 100.0% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.             The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.5% of the principal amount thereof.

3.             The interest rate on the Securities shall be 9½% per annum.

4.             Optional Redemption:  The Securities are redeemable, in whole or in part from time to time, on or after May 1, 2010 at the Company’s option at certain redemption prices as set forth in the Indenture plus accrued and unpaid interest to the date of redemption.

                On or before May 1, 2010, the Company may redeem the Securities, in whole or in part, at a price equal to the principal amount thereof plus a make-whole amount as set forth in the Indenture, plus accrued and unpaid interest to the date of redemption.

                Until May 1, 2009, the Company may redeem up to 35% of the aggregate principal amount of the Securities with the net proceeds of certain equity offerings at 109.500% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption if at least 65% of the originally issued principal amount of the Securities remains outstanding.

                Mandatory Redemption:  Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase the Securities at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Sch. B-1

SCHEDULE C

NPC Management, Inc.

Sch. C-1

Exhibit A

PRICING SUPPLEMENT

PRICING SUPPLEMENT                                                                                                           STRICTLY CONFIDENTIAL

$175,000,000

INTERNATIONAL

NPC International, Inc.

9.5% Senior Subordinated Notes due 2014

April 25, 2006

Pricing Supplement dated April 25, 2006 to the Preliminary Offering Memorandum dated April 11, 2006, as supplemented by the Supplemental Information dated April 21, 2006.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum, as supplemented by the Supplemental Information. Terms used but not defined in this Pricing Supplement have the meanings ascribed to them in the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	NPC International, Inc.
Principal Amount:	$175,000,000
Title of Securities:	9.5% Senior Subordinated Notes due 2014
Final Maturity Date:	May 1, 2014
Issue Price:	100.000%, plus accrued interest, from May 3, 2006
Coupon:	9.5%
Interest Payment Dates:	May 1 and November 1
Record Dates:	April 15 and October 15
First Interest Payment Date:	November 1, 2006
Optional Redemption:

On and after May 1, 2010, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2010	104.750%
2011	102.375%
2012 and thereafter	100.000%

At any time prior to May 1, 2010, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 1, 2010 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through May 1, 2010 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2010; provided, however, that if the period from the Redemption Date to May 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Until May 1, 2009, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued by it at a redemption price equal to 109.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds

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of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Trade Date:	April 25, 2006
Settlement Date:	May 3, 2006 (T+6)

Use of Proceeds:

We will use the proceeds of this offering to partially fund the Transactions and to pay related fees and expenses. The net proceeds from this offering and borrowings under our new senior secured credit facility will be advanced to a subsidiary of NPC Holdings to partially pay the purchase price of the Acquisition, subsequent to which such subsidiary will be merged with and into us.

Guarantor:

The Preliminary Offering Memorandum stated that the new senior secured credit facility and the Notes will be guaranteed by each of our subsidiaries. One of our subsidiaries, NPC Bar Management Corporation, will not be a guarantor of either the new senior secured credit facility or of the Notes. The only guarantor of the Notes will be NPC Management, Inc.

New Senior Secured Credit Facility:

The Preliminary Offering Memorandum disclosed that the term loan under the new senior secured credit facility would be $275,000,000. Such term loan is now expected to be $300,000,000. The aggregate principal amount of Notes that is being offered has been reduced to $175,000,000. Consequently, the total indebtedness to be incurred in connection with the Transactions has not changed, but the aggregate principal amount of senior secured indebtedness, to which the Notes will be subordinated, has increased by $25,000,000.

In addition, the pricing on the term loan will be decreased 50 bps from LIBOR, plus an applicable margin of 2.25%, to LIBOR, plus an applicable margin of 1.75%.

Description of the Notes— Certain Covenants:

In clause (1) of the second paragraph under the heading “Description of the Notes—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (on page 100 of the Preliminary Offering Memorandum), the $450.0 million amount set forth in the Preliminary Offering Memorandum is increased to $475.0 million.

The last paragraph under the heading “Description of the Notes—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” (on page 106 of the Preliminary Offering Memorandum) is amended to read as follows (insertions are underlined):

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer. This covenant will not apply to any merger effected in connection with the Acquisition Transactions.

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The definition of “Acquisition Transactions” under the heading “Description of the Notes—Certain Definitions” (on page 117 of the Preliminary Offering Memorandum) is amended to read as follows (insertions are underlined):

“Acquisition Transactions” means the transactions contemplated by the Transaction Agreement or to effect the transactions contemplated thereby, the issuance of the Notes, borrowings under the Senior Credit Facilities as in effect on the Issue Date and equity investments by members of the Issuer’s management in NPC Acquisition Holdings, LLC.

Recent Developments:

The following information represents our preliminary operating results for the thirteen weeks ended March 28, 2006. For the thirteen weeks ended March 28, 2006, we had net sales of $158.5 million compared to net sales of $156.0 for the thirteen weeks ended March 29, 2005. For the thirteen weeks ended
March 28, 2006, we had EBITDA of $26.9 million (which excludes $0.6 million in professional fees associated with the Acquisition) compared to EBITDA of $24.3 million for the thirteen weeks ended March 29, 2005. We also had Adjusted EBITDA (as defined below) of $27.5 million for the thirteen weeks ended March 28, 2006. Our same store sales growth for thirteen weeks ended March 28, 2006 was 2.1% compared to same store sales growth of 5.8% for the thirteen weeks ended March 29, 2005.

Adjusted EBITDA is defined as EBITDA for the thirteen weeks ended
March 28, 2006, on a pro forma basis after giving effect to the Transactions, further adjusted to exclude former stockholder expenses and the recognition of net executive deferred compensation expense with respect to a plan that will be terminated in connection with the Transactions.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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Exhibit B

FORM OF OPINION OF SHERMAN & STERLING LLP

(a)                The execution and delivery by each Issuer of each Opinion Document to which it is a party do not, and the performance by each Issuer of its obligations thereunder will not, (a) result in a violation of Generally Applicable Law or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of any Issuer under, or result in or require the creation of any lien upon or security interest in any property of any Issuer pursuant to the terms of, any agreement or document listed in the Schedule B.

(b)               No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance by each Issuer of any Opinion Document to which it is a party, except as may be required under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the registration statement described in the Disclosure Package and the Final Offering Memorandum and contemplated by the Registration Rights Agreement and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes.

(c)                The Purchase Agreement has been duly executed and delivered by the Company.

(d)               The Registration Rights Agreement has been duly executed and delivered and is the legal, valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms.

(e)                The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms.

(f)                The Notes have been duly executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

(g)               The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(h)               Based upon the representations, warranties and agreements of the Issuers and you in the Purchase Agreement and assuming compliance with the offering and transfer procedures and restrictions described in the Disclosure Package and the Final Offering Memorandum, it is not necessary in connection with the offer and sale of the Notes to you under the Purchase Agreement or in connection with the initial resale of such Notes by you in the manner contemplated by the Purchase Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

(i)                 The statements in the Disclosure Package and the Final Offering Memorandum under the caption “The Transactions—The Acquisition”, “The Transactions—New Senior Secured Credit Agreement”, “Description of the New Senior Secured Credit Agreement”, “Description of the Notes” and “Exchange Offer; Registration Rights”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein. The statements in the Disclosure Package and the Final Offering Memorandum under the caption “Certain Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

Exhibit C

FORM OF OPINION OF STINSON MORRISON HECKLER LLP

(a)                The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of Kansas with corporate power and authority under such law to conduct its business as described in the Disclosure Package and the Final Offering Memorandum.

(b)               The Company (i) has the corporate power to execute, deliver and perform each of the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Notes (collectively the “Opinion Documents”) to which it is a party and (ii) has taken all corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.

(c)                The execution and delivery by the Company of each of the Opinion Documents to which it is a party and its agreement to perform its obligations thereunder do not (i) result in a violation of the Company’s Articles or By-Laws or (ii) result in a violation of the law of the State of Kansas.

(d)               The Purchase Agreement has been duly executed and delivered by the Company.

(e)                The Registration Rights Agreement has been duly executed and delivered by the Company.

(f)                The Indenture has been duly executed and delivered by the Company.

(g)               The Notes have been duly executed and delivered by the Company.

Exhibit D

FORM OF OPINION OF RICHARDS, LAYTON & FINGER P.A.

(a)                The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority under such law to conduct its business as described in the Disclosure Package and the Final Offering Memorandum.

(b)               The Guarantor (a) has the corporate power and authority to execute and deliver and to perform it obligations under the Opinion Documents and (b) has taken all action necessary to authorize the execution, delivery and performance of each Opinion Document.

(c)                The execution and delivery of each Opinion Document by the Guarantor do not, and the performance by the Guarantor of its obligations thereunder will not, (a) result in a violation of the Certificate of Incorporation or the Bylaws or (b) result in a violation of the laws of the State of Delaware.

(d)               The Purchase Agreement has been duly executed and delivered by the Guarantor.

(e)                The Rights Agreement has been duly executed and delivered by the Guarantor.

(f)                The Indenture has been duly executed and delivered by the Guarantor.